EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Investor/Media Contact: Dave Prichard
608.278.6141

Spectrum Brands Announces Tender Offer for its
 9.500% Senior Secured Notes Due 2018

Madison, WI, August 6, 2013 – Spectrum Brands Holdings, Inc. (NYSE: SPB) and Spectrum Brands, Inc. today announced the commencement of a cash tender offer and consent solicitation with respect to any and all of the $950 million aggregate outstanding principal amount of Spectrum Brands, Inc.’s 9.500% Senior Secured Notes due 2018 (the “Notes”). In conjunction with the tender offer, Spectrum Brands is soliciting noteholder consents to effect certain amendments to the indenture governing the Notes to remove substantially all restrictive covenants, certain events of default and other related provisions, and release the collateral currently securing the Notes.

Spectrum Brands will pay the purchase price for Notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on September 3, 2013, unless extended by Spectrum Brands or earlier terminated (the “Expiration Time”). The “Settlement Date” for the tender offer will promptly follow the Expiration Time and is expected to be September 4, 2013.  Following payment for the Notes accepted pursuant to the terms of the tender offer, Spectrum Brands currently intends, but is not obligated, to redeem any and all Notes that remain outstanding. The Tender Offer does not constitute a notice of redemption or an obligation to issue a notice of redemption.

Noteholders who provide consents to the proposed amendments will receive a consent payment per $1,000 principal amount of Notes tendered and accepted for purchase pursuant to the offer if they provide their consents prior to 5:00 p.m., New York City time, on August 19, 2013, unless such date is extended (the “Consent Expiration”) by Spectrum Brands.

The total consideration to be paid for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn before the Consent Expiration will be $1,116.38, which includes a consent payment of $30.00 per $1,000 principal amount of the Notes, with such payment to be made on the Settlement Date.  Noteholders tendering after the Consent Expiration and prior to the Expiration Time will be eligible to receive only $1,086.38 per $1,000 principal amount of Notes that are validly tendered and not validly withdrawn, with such payment to be made on the Settlement Date.  Holders may withdraw tendered notes until the earlier of 5:00 p.m., New York City time, on August 19, 2013 and the date that a supplemental indenture is executed, which is expected to be on or promptly following the time that consents of at least a majority of the outstanding principal amount of the Notes are received, unless such time is extended by the Company, in its sole discretion, but not thereafter (except in certain limited circumstances where additional withdrawal rights are required by law).

The obligations to accept for purchase and to pay for Notes in the tender offer are conditioned on, among other things, the following:

•	The tender of Notes representing at least a majority of the aggregate principal amount of Notes outstanding on or prior to September 3, 2013, and

•	Spectrum Brands having received replacement financing on terms acceptable to it.

Spectrum Brands has retained Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. to serve as the Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. Requests for documents may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 857-2200 or (212) 430-3774. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 or (212) 538-0083 or Deutsche Bank Securities Inc. at (855) 287-1922 or (212) 250-7527.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated August 6, 2013.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister™, Remington®, VARTA®, George Foreman®, Black & Decker®, Toastmaster®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 140 countries. Spectrum Brands Holdings generated net sales of approximately $3.25 billion in fiscal 2012. On a pro forma basis following the Company’s December 2012 acquisition of the Hardware & Home Improvement Group (HHI) from Stanley Black & Decker, Spectrum Brands had net sales of more than $4 billion for fiscal 2012. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the tender offer described above and related transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performances, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands Holdings’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to finance, complete the acquisition of, integrate, and to realize synergies from, the combined businesses of Spectrum Brands and the Hardware & Home Improvement Group of Stanley Black & Decker, and from our purchase of 56 percent of the equity of Shaser, Inc., and from other bolt-on acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products we offer, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) our ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from our cost-cutting initiatives, (10) our ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. We undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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